UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2006

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-29723	04-3494311
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

33 Arch Street, Boston Massachusetts 02199

(Address of principal executive offices, including zip code)

(617) 867-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 26, 2005, Digitas Inc. issued a press release announcing its fourth quarter and year-end 2005 financial results. The full text of that press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information under this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 24, 2006, Philip Hammarskjold, a director of the Company, resigned from the Board of Directors of the Company effective as of January 24, 2006. Mr. Hammarskjold did not resign from the Board of Directors because of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Hammarskjold served as a valued member of the Board of Directors of the Company since joining the Company’s Board of Directors in 1999. Mr. Hammarskjold served on the Nominating and Corporate Governance Committee of the Board of Directors.

A copy of the press release issued by the Company on January 25, 2006 announcing Mr. Hammarskjold’s resignation from the Board of Directors of the Company is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Digitas Inc., dated January 26, 2006.

99.2	Press release of Digitas Inc., dated January 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIGITAS INC.

Date:  January 26, 2006

By:  /s/    Ernest W. Cloutier

        Name:  Ernest W. Cloutier

        Title:  Secretary and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release of Digitas Inc., dated January 26, 2006.

99.2	Press release of Digitas Inc., dated January 25, 2006.